JOINT FILING INFORMATION


Reporting Person: QIH MANAGEMENT INVESTOR LP

Address:                   888 SEVENTH AVENUE
                           33RD FLOOR
                           NEW YORK, NY 10106

Designated Filer: QUANTUM INDUSTRIAL PARTNERS LDC ET AL

 Issuer and Symbol:        BLUEFLY INC [BFLY]

Date of Event
Requiring Statement:       2/17/2006


Signature:                 /s/ Jay Schoenfarber
                           ---------------------------------------------------
                           Jay Schoenfarber, as Assistant General Counsel of
                           Soros Fund Management, LLC, which is the Managing
                           Member of QIH Management LLC, which is the
                           general partner of QIH Management Investor, L.P.


Reporting Person: QIH MANAGEMENT LLC

Address:                   888 SEVENTH AVENUE
                           33RD FLOOR
                           NEW YORK, NY 10106

Designated Filer: QUANTUM INDUSTRIAL PARTNERS LDC ET AL

 Issuer and Symbol:        BLUEFLY INC [BFLY]

Date of Event
Requiring Statement:       2/17/2006

Signature:                 /s/ Jay Schoenfarber
                           ---------------------------------------------------
                           Jay Schoenfarber, as Assistant General Counsel of
                           Soros Fund Management, LLC, which is the Managing
                           Member of QIH Management LLC


Reporting Person: SOROS FUND MANAGEMENT LLC

Address:                   888 SEVENTH AVENUE
                           33RD FLOOR
                           NEW YORK, NY 10106

Designated Filer: QUANTUM INDUSTRIAL PARTNERS LDC

 Issuer and Symbol:        BLUEFLY INC [BFLY]

Date of Event
Requiring Statement:       2/17/2006

Signature:                 /s/ Jay Schoenfarber
                           ---------------------------------------------------
                           Jay Schoenfarber, as Assistant General Counsel of
                           Soros Fund Management, LLC